Pacific Select Fund NSAR 12-31-05
Exhibit 77Q1(b) Copy of text described in sub-item 77D

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Amendments to Investment Practices


Resolution 1

Large-Cap Growth Portfolio (formerly Blue Chip Portfolio)

WHEREAS, the principal investment policy of the Large-Cap Growth Portfolio (formerly, the AIM Blue Chip Portfolio) currently requires that the Portfolio invest at least 80% of its assets in securities of blue chip companies, including equity securities, convertible securities, foreign securities, and synthetic instruments at the time of investment; and

WHEREAS, Loomis Sayles recommends that effective January 1, 2006, the Portfolio's investment policy be amended to require that the Portfolio invest at least 80% of its assets in large-capitalization equity securities; and

WHEREAS, the principal investment policy of the Large-Cap Growth Portfolio currently allows the Portfolio to invest up to 25% of its assets in foreign securities, including American Depositary Receipts (ADRs) and European Depositary Receipts (EDRs); and

WHEREAS, Loomis Sayles recommends that effective January 1, 2006, the Large-Cap Growth Portfolio's investment policy be amended to allow the Portfolio to invest up to 20% of its assets in foreign securities (including emerging market securities and excluding securities of Canadian issuers); and

WHEREAS, the principal investment policy of the Large-Cap Growth Portfolio currently allows the Portfolio to invest up to 15% of is assets in equity and/or debt real estate investment trusts; and

WHEREAS, Loomis Sayles recommends that effective January 1, 2006, the Large-Cap Growth Portfolio's investment restrictions be amended to allow the Portfolio to invest in equity and/or debt real estate investment trusts, wthout limit; therefore it is

RESOLVED, that the investment policy of the Large-Cap Growth Portfolio be, and it hereby is, effective January 1, 2006, amended to require that the Portfolio invest at least 80% of its assets in large-capitalization equity securities, to allow the Portfolio to invest up to 20% of its assets in foreign securities (including emerging market securities and excluding securities of Canadian issuers) (as measured at the time of investment), and to allow the Portfolio to invest in equity and/or debt real estate investment trusts without limit;


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